UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: May 21, 2019
(Date of earliest event reported)

SUN COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12616	38-2730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27777 Franklin Rd.
Suite 200
Southfield, Michigan	48034
(Address of Principal Executive Offices)	(Zip Code)

248 208-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SUI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

[ ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01	Entry into a Material Definitive Agreement.

On May 21, 2019, Sun Communities Operating Limited Partnership (“SCOLP”), as borrower, and Sun Communities, Inc. (the “Company”), and certain of its subsidiaries, as guarantors, entered into the Third Amended and Restated Credit Agreement (the “Credit Agreement”) with Citibank, N.A. (“Citibank”), as Administrative Agent, Swing Line Lender and L/C Issuer, Citibank, N.A., BofA Securities, Inc., and BMO Capital Markets, as Joint Lead Arrangers, and Citibank, N.A., BofA Securities, Inc., as Joint Bookrunners, and Bank of America, N.A. and Bank of Montreal, as Co-Syndication Agents and Fifth Third Bank, an Ohio Banking Corporation, Regions Bank and RBC Capital Markets as Co-Documentation Agents and the other lenders, PNC Bank, National Association, U.S. Bank National Association, JPMorgan Chase Bank, N.A., Associated Bank, N.A. Flagstar Bank, and Chemical Bank.

Pursuant to the Credit Agreement, SCOLP may borrow up to $750.0 million under a senior credit facility, comprised of a $650.0 million revolving loan, with the ability to use up to $100.0 million for advances in Australian dollars, and a $100.0 million term loan (the “Facility”). SCOLP has not drawn any funds under the term loan. SCOLP has until November 18, 2019 to draw on the term loan. The Credit Agreement also permits, subject to the satisfaction of certain conditions, additional borrowings (with the consent of the Administrative Agent and the other lenders) in an amount not to exceed $350.0 million. The Facility has a four-year term ending May 21, 2023, and at SCOLP's option the maturity date may be extended for two additional six-month periods, subject to the satisfaction of certain conditions. The Facility bears interest at a floating rate based on the Eurodollar rate or BBSY Bid rate, plus a margin that is determined based on the Company’s leverage ratio calculated in accordance with the Credit Agreement, which can range from 1.20% to 2.05% for the revolving loan and 1.20% to 2.10% for the term loan. Based on the Company’s current leverage ratio, the current margin is 1.20% on each of the revolving and term loans. At the time of the closing, there were $490.0 million in borrowings under the revolving loan under the Facility. The Facility replaces the Company's $650.0 million revolving line of credit, which was scheduled to mature in April 25, 2021. At the lenders’ option, the Facility will become immediately due and payable upon an event of default under the Credit Agreement.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement which is filed as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in and incorporated into Item 1.01 above is hereby incorporated in this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:
Exhibit No.	Description
10.1
Third Amended and Restated Credit Agreement, dated May 21, 2019, among Sun Communities Operating Limited Partnership, as Borrower, Citibank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Citibank, N.A., BofA Securities, Inc., and BMO Capital Markets, as Joint Lead Arrangers, and Citibank, N.A., BofA Securities, Inc., as Joint Bookrunners, and Bank of America, N.A. and Bank of Montreal, as Co-Syndication Agents and Fifth Third Bank, an Ohio Banking Corporation, Regions Bank and RBC Capital Markets as Co-Documentation Agents

EXHIBIT INDEX

Exhibit No.	Description

10.1
Third Amended and Restated Credit Agreement, dated May 21, 2019, among Sun Communities Operating Limited Partnership, as Borrower, Citibank, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Citibank, N.A., BofA Securities, Inc., and BMO Capital Markets, as Joint Lead Arrangers, and Citibank, N.A., BofA Securities, Inc., as Joint Bookrunners, and Bank of America, N.A. and Bank of Montreal, as Co-Syndication Agents and Fifth Third Bank, an Ohio Banking Corporation, Regions Bank and RBC Capital Markets as Co-Documentation Agents

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN COMMUNITIES, INC.
Dated: May 24, 2019	By:	/s/ Karen J. Dearing
Karen J. Dearing, Executive Vice President, Chief Financial Officer, Secretary and Treasurer